EXHIBIT 99.1

Operating Report

In The United States Bankruptcy Court

for the Northern District of Illinois

Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

Summary of Cash Receipts and Cash Disbursements

For the period August 4, 2004 - August 31, 2004

Beginning Balances:
Unrestricted accounts		9,550,309
Restricted accounts		672,958
Beginning balance in all accounts			10,223,267

Receipts:

1	Receipts from operations	3,770,321
2	Other receipts	18,049

Total receipts			3,788,370

Disbursements:

3 Net payroll:
a	Officers	44,167
b	Others	370,075

4 Taxes:
a	Federal Income Tax Withholdings	185,099
b	FICA withholdings	44,492
c	Employer’s FICA	44,492
d	Federal Unemployment Taxes	45
e	State Unemployment Taxes	805
f	State Income Tax Withholdings	31,091

5 Necessary expenses:
a	Carriers	2,500,932
b	Rent	402,804
c	Commissions	—
d	Computer Expenses	68,370
e	Utility Expenses	24,669
f	Employee Benefits	155,427
g	Travel and Entertainment	—
h	Reorganization Consulting fees	—
i	Reorganization Legal fees	—
j	Regulatory, Taxes and Insurance	248,846
k	Other contractors	33,354
l	Other expenses	64,497

Total Operating Cash Disbursements		4,219,165

Total Restricted Cash Disbursements/ Letter of Credit Draw		90,624

Total Disbursements			4,309,789

Net receipts and (disbursements)			(521,419)

Ending balances:
	Unrestricted accounts	9,119,514
	Restricted accounts	582,334
Ending balance in all accounts			9,701,848

	Note:
	Global Holdings had disbursements of $38,771
	Tri-Quad had disbursements of $64,678

Operating Report

In The United States Bankruptcy Court

for the Northern District of Illinois

Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

For the period August 4, 2004 - August 31, 2004

Statement of Inventory

Beginning inventory	N/A
Add: purchases	N/A
Less: goods sold	N/A
Ending inventory	N/A

Payroll Information Statement

Gross payroll for the period	674,922
Payroll taxes due but unpaid	0

Status of Payments to Secured Creditors and Lessors

Name of Creditor/Lessor	Date regular payment is due	Amount of regular payment	Number of payments delinquent	Amount of payments delinquent
Tower Leasing Inc. (Headquarters)	8/1/2004	167,167	1	167,167
Other Rents	8/1/2004	402,060	26	402,060

Operating Report

In The United States Bankruptcy Court

for the Northern District of Illinois

Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

For the period August 4, 2004 - August 31, 2004

Statement of Aged Receivables

Accounts Receivable (from 8/1/04 through 8/31/04):

Beginning of month balance	3,395,875
Add: sales on account	4,408,485
Less: collections	(4,082,214)
Adjustments	(50,504)
End of month balance	3,671,642

	0-30 days	31-60 days	61-90 days	> 90 days	Total
Balance due	1,540,634	1,372,205	353,524	405,279	3,671,642

Statement of Accounts Payable (Post-Petition)

Accounts Payable:

Beginning of month balance	—
Add: credit extended	3,819,690
Less: payments on account	(3,275,055)
Adjustments	25,586
End of month balance	570,221

	0-30 days	31-60 days	61-90 days	> 90 days	Total
Balance due	570,221	—	—	—	570,221

Operating Report

In The United States Bankruptcy Court

for the Northern District of Illinois

Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

For the period August 4, 2004 - August 31, 2004

Tax Questionnaire

	Yes	No
Federal Income Taxes	X
FICA withholdings	X
Employee’s withholdings	X
Employer’s withholdings	X
Emploer’s FICA	X
Federal Unemployment Taxes	X
State Income Taxes	X
State Employee withholdings	X